UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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MACK-CALI REALTY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Mack-Cali Comments on ISS and Glass Lewis Reports

Urges Stockholders to Protect the Value of Their Investment by

Voting “FOR” All of Mack-Cali’s Qualified Nominees on the WHITE Proxy Card

Points Out That ISS and Glass Lewis Failed to Recognize Bow Street’s True Objective:

To Make a Quick Profit at the Expense of All Other Mack-Cali Stockholders

Reiterates Intent to Form Committee of Independent Directors to Review Strategic Direction and Advance Board Refreshment Process

JERSEY CITY, N.J., June 3, 2019 — Mack-Cali Realty Corporation (NYSE: CLI) (the “Company” or “Mack-Cali”) today issued the following statement in response to the reports issued by Institutional Shareholder Services (“ISS”) and Glass Lewis & Co. (“Glass Lewis”) in connection with the election of directors to Mack-Cali’s Board of Directors at the Company’s 2019 Annual Meeting of Stockholders, scheduled for June 12, 2019 (the “Annual Meeting”):

Mack-Cali strongly disagrees with ISS’s and Glass Lewis’ recommendations to vote on the gold proxy card for some of the director candidates nominated by Bow Street Special Opportunities Fund XV, LP (“Bow Street”).  The Company continues to urge stockholders to protect their investment by voting the WHITE proxy card “FOR ALL” of its 11 highly qualified director nominees: William Mack, Nathan Gantcher, Alan Philibosian, Vincent Tese, Alan Bernikow, Michael DeMarco, Davis Mack, Lisa Myers, Laura Pomerantz, Irvin Reid and Rebecca Robertson.

It is unfortunate that ISS and Glass Lewis have been misled by the deceptive rhetoric and “bait and switch” tactics used by Bow Street throughout its campaign.  We believe that ISS and Glass Lewis failed to recognize that the sole objective of Bow Street’s proxy contest is either to acquire the Company’s premium assets at a lowball price or force a precipitous sale of the Company or its assets at any price in order to realize a quick profit on its recent investment, to the detriment of all other stockholders.

Despite Bow Street’s self-serving claims that it seeks to maximize value for all Mack-Cali stockholders through an independent review of all strategic alternatives, Bow Street’s actions throughout its campaign, including its attempts to “greenmail” the Company by proposing to withdraw its director nominations if the Company agreed to sell certain assets to Bow Street at a “wholesale” price, clearly indicate that Bow Street is not interested in any strategic alternatives other than a “fire sale” of the Company or its premium assets and that its true objective is to profit at the expense of all other Mack-Cali stockholders.

We are pleased that ISS and Glass Lewis recognize the many positive steps Mack-Cali has taken to deliver superior returns to investors.  In its May 31, 2019 report, ISS notes(1):

•                                          “Mack-Cali has repositioned its portfolio over the past three years to focus on the attractive high demand Hudson River Waterfront by selling over $2.1 billion of assets while constructing over $2 billion of multifamily assets and buying over $740 million 1031 replacement assets.”

(1)         Permission to use quotations neither sought nor obtained

•                                          “Mack-Cali outperformed the Bloomberg Office Index and the median of its self-selected peer group over CEO DeMarco’s tenure beginning June 3, 2015, through March 15, 2019, the unaffected date before the company disclosed the dissident’s intention to nominate a competing slate, as well as for the one-year period to the unaffected date. Over DeMarco’s tenure through March 15, 2019, CLI TSR of 37.5 percent was 22.2 percentage points above the Bloomberg Office Index and 9.3 percentage points above the peer median.”

Similarly, in its May 31, 2019 report, Glass Lewis notes(1):

•                                          “We acknowledge that Mack-Cali’s total return of 40% (or 9.2% on an annualized basis) since changing management and strategies in June 2015 exceeded the average returns among its peers and office REITs during that period.”

•                                          “Mack-Cali’s transformation can be seen in the fact that annualized fourth-quarter 2018 residential NOI was more than five times greater than in the second quarter of 2015, with two-thirds fewer office buildings and a lower weighted average interest rate, though core FFO was approximately the same (in fact, down slightly).”

However, we believe that ISS and Glass Lewis have failed to acknowledge that the interruption of the Company’s Waterfront Strategy would not allow Mack-Cali stockholders to realize the full value potential of the Company’s ongoing asset portfolio transformation.  The Mack-Cali Board is confident that the continued successful execution of the Company’s Waterfront Strategy will position Mack-Cali to accelerate earnings growth and narrow the gap between its NAV and stock price, which we expect to unlock significant value in the near term for stockholders.

As we have previously stated, the Mack-Cali Board is open to all opportunities to maximize stockholder value, including through a potential sale of the Company or certain of its assets.  In furtherance of this goal, as previously announced, Mack-Cali intends to form a Board committee of independent directors (the “Strategic Review Committee” or the “Committee”), which will include at least two new independent directors not currently serving on the Board, to conduct a review of the Company’s strategy, asset portfolio and business opportunities.  The Company will provide the Strategic Review Committee with all support the Committee deems necessary to conduct a comprehensive and thorough strategic review and make its recommendation to the full Board.  In addition, the Board intends to extend an offer to two of Bow Street’s director nominees to join the Board immediately after the Annual Meeting and appoint at least one of them to the Strategic Review Committee.  The Board recognizes the importance of enlisting independent directors who will ensure the Committee’s review is both comprehensive and impartial.  The Board believes that the formation of the Strategic Review Committee will allow the Company to be responsive to the wishes of Mack-Cali stockholders and ensure that all available alternatives for maximizing stockholder value are carefully and thoroughly considered.

The Mack-Cali Board is also committed to corporate governance best practices, as evidenced by the comprehensive Board refreshment process, which was underway long before Bow Street launched its proxy contest.  As part of that process, the Board has nominated Lisa Myers and Laura Pomerantz for election to the Board at the Annual

(1)         Permission to use quotations neither sought nor obtained

Meeting.  The Board is pleased that the addition of these two independent directors will further reduce the average director tenure and increase the gender diversity of the Mack-Cali Board.  The Board intends to continue the refreshment process after the Annual Meeting and plans to replace at least two of the Company’s long-standing directors with two additional independent directors in 2020.

In its report, ISS notes that “the addition of two dissident nominees, along with the appointments of two new independent directors earlier this year, would represent a step in the right direction.”  Similarly, Glass Lewis states in its report:

•                                          “We recognize the positive steps the board has taken over the years to improve its governance structure, and we especially applaud the board’s more recent actions to refresh its ranks with an eye toward improving the board’s diversity of gender, race, skillset and tenure. Indeed, Mack-Cali has annual elections of all directors, which is not always the case in the REIT space, separate roles for chairman and CEO, a designated lead independent director and meaningful economic ownership on the board (although mostly in the hands of the Mack family).  In our view, the foregoing aspects represent basic, fundamental principles of good corporate governance.”

The Mack-Cali Board and management team remain focused on the successful execution of the Company’s portfolio transformation and Waterfront strategy to accelerate earnings growth and create near- and long-term value, while further refreshing the Board.  All 11 of Mack-Cali’s Board nominees are experienced leaders with the right skills and expertise to oversee the successful execution of the Company’s Waterfront Strategy and ongoing portfolio transformation.

We note that by recommending that stockholders vote for two of Bow Street’s nominees, MaryAnne Gilmartin and Frederic Cumenal, Glass Lewis effectively endorsed the Company’s previously announced plan to extend to Ms. Gilmartin and Mr. Cumenal an offer to join the Board after the Annual Meeting.  However, stockholders should recognize that any vote on the Gold proxy card is a vote to remove highly qualified, experienced directors, including William L. Mack, Chairman of the Mack-Cali Board, whose institutional knowledge and expertise are critical to the success of the Company’s continuing strategic transformation.  By voting the WHITE proxy card, the stated rationale underlying ISS’s and Glass Lewis’ recommendations — the desire to ensure a “more convincingly independent perspective” and a “thorough and more effective overview” of the Company’s strategy and alternatives — can be achieved without the loss of talent that would put your investment at risk.

Protect Your Investment and Keep Mack-Cali on the Right Track

Vote the WHITE Proxy Card Today

The Mack-Cali Board strongly recommends that stockholders vote to support the Mack-Cali Board and protect the value of their investment by voting on the WHITE proxy card “FOR ALL” of Mack-Cali’s 11 nominees.

(1)         Permission to use quotations neither sought nor obtained

Every Stockholder’s Vote Is Important,
No Matter How Many or How Few Shares You Own

Stockholders who have questions or require any assistance voting their shares should contact Mack-Cali’s proxy solicitor:

MacKenzie Partners, Inc.

Stockholders may call toll-free: (800) 322-2885

OR

Collect: (212) 929-5500

About Mack-Cali Realty Corporation

One of the country’s leading real estate investment trusts (REITs), Mack-Cali Realty Corporation is an owner, manager and developer of premier office and multifamily properties in select waterfront and transit-oriented markets throughout New Jersey.  Mack-Cali is headquartered in Jersey City, New Jersey, and is the visionary behind the city’s flourishing waterfront, where the company is leading development, improvement and place-making initiatives for Harborside, a master-planned destination comprised of class A office, luxury apartments, diverse retail and restaurants, and public spaces.

A fully-integrated and self-managed company, Mack-Cali has provided world-class management, leasing, and development services throughout New Jersey and the surrounding region for two decades. By regularly investing in its properties and innovative lifestyle amenity packages, Mack-Cali creates environments that empower tenants and residents to reimagine the way they work and live.

For more information on Mack-Cali Realty Corporation and its properties, visit www.mack-cali.com.

Forward-Looking Statements

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise, except as required under applicable law.

(1)         Permission to use quotations neither sought nor obtained

Important Additional Information and Where to Find It

This press release may be deemed to contain solicitation material in respect to the solicitation of proxies from the Company’s stockholders in connection with the 2019 Annual Meeting of Stockholders (the “Annual Meeting”).  The Company has filed with the Securities and Exchange Commission (the “SEC”) and mailed to its stockholders a definitive proxy statement and accompanying WHITE proxy card in connection with the Annual Meeting.  The definitive proxy statement contains important information about the Company, the Annual Meeting and related matters.  Stockholders may obtain a free copy of the definitive proxy statement and other documents that the Company files with the SEC on the SEC’s website, at www.sec.gov.  INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT SOLICITATION MATERIALS BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION.

Certain Information Regarding Participants

Mack-Cali, its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting.  Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company is set forth in the definitive proxy statement and other relevant solicitation materials filed by the Company.  These documents, and any and all other documents filed by the Company with the SEC, may be obtained by investors and stockholders free of charge on the SEC’s website at www.sec.gov. Copies are available at no charge on the Company’s website at https://www.mack-cali.com.

Contacts:

David Smetana	Deidre Crockett
Mack-Cali Realty Corporation	Mack-Cali Realty Corporation
Chief Financial Officer	Senior Vice President,
(732) 590-1035	Corporate Communications
dsmetana@mack-cali.com	and Investor Relations
(732) 590-1025
dcrockett@mack-cali.com

Proxy Solicitor:	Media
Lawrence E. Dennedy	Contacts:
MacKenzie Partners, Inc.	Andrew Siegel / Viveca Tress
(212) 929-5500	Joele Frank, Wilkinson Brimmer Katcher
ldennedy@mackenziepartners.com	(212) 355-4449

(1)         Permission to use quotations neither sought nor obtained